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                                                                      EXHIBIT 99






June 17, 1997





Mr. Stephen L. Simons, Chairman and CEO
River Oaks Furniture, Inc.
3350 McCullough Boulevard
Belden, MS  38826

Dear Mr. Simons:

This letter will serve to advise you that we have withdrawn our opinions on the 1990, 1991, 1992, 1993, 1994, and 1995 annual financial statements of River Oaks Furniture, Inc. The withdrawal of our opinion is necessitated at least by the statements contained in your recent Report on Form 8-K including ". . .The Company believes that the adjustments resulting from this analysis will materially impact the reliability of audit reports previously issued by BDO with respect to the Company's financial statements, and the reliability of those financial statements."

We hereby request you take reasonable steps to notify any persons who are likely to be relying upon our opinions that our opinions have been withdrawn and should not be relied upon. Such notification should also be furnished to the Securities and Exchange Commission and to the NASDAQ.


/s/ BDO Seidman, LLP

cc:  Paul D. Gilbert, Esq.